Exhibit (a)(ix) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                         FEDERATED INSTITUTIONAL TRUST

                                Amendment No. 10
                              DECLARATION OF TRUST
                               dated June 9, 1994

      THIS Declaration of Trust is amended as follows:

      Delete the first paragraph of Section 5 in Article III from the Declaration of Trust and substitute in its place the following:

           "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in
           Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

                 Federated Government Ultrashort Duration Fund
                                 Class A Shares
                          Institutional Service Shares
                              Institutional Shares
                  Federated Institutional High Yield Bond Fund
                              Institutional Shares
                Federated Intermediate Government/Corporate Fund
                          Institutional Service Shares
                              Institutional Shares

      The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 15th day of November, 2007.

      WITNESS the due execution hereof this 15th day of November, 2007.

/s/ John F. Donahue                  /s/ Peter E. Madden
John F. Donahue                      Peter E. Madden

/s/ Thomas G. Bigley                 /s/ Charles F. Mansfield, Jr.
Thomas G. Bigley                     Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.              /s/ John E. Murray, Jr.
John T. Conroy, Jr.                  John E. Murray, Jr.

/s/ Nicholas P. Constantakis         /s/ Thomas M. O'Neill
Nicholas P. Constantakis             Thomas M. O'Neill

/s/ John F. Cunningham               /s/ Marjorie P. Smuts
John F. Cunningham                   Marjorie P. Smuts

/s/ J. Christopher Donahue           /s/ John S. Walsh
J. Christopher Donahue               John S. Walsh

/s/ Lawrence D. Ellis, M.D.          /s/ James F. Will
Lawrence D. Ellis, M.D.              James F. Will